EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


[LOGO]


             WEEKLY COMMENTARY FOR THE WEEK ENDED SEPTEMBER 10, 2004

The Fund experienced a slightly positive session during the past week. The majority of gains were made from positions in the financial sector. Positions in the stock indices and precious metals reported losses while grain positions were mixed. Class B units in the Grant Park Fund gained an estimated 0.24% during the week, leaving them down an estimated 2.06% for the month of September and an estimated 19.97% lower year-to-date.

Prices for Treasurys (U.S. 30-year bonds) rallied last week on the news that producer prices were 0.1% lower during the month of August. The core index, which excludes food and energy costs, also fell by 0.1%, its first decline in six months. Long positions in the financial products sector gained ground as prices for Treasurys on the Chicago Board of Trade rallied on the unexpectedly benign inflation data. Thirty-year bonds finished the session 1 1/2 points higher for the week while Ten-year notes added 1 full point to last week's close. Five-year notes were 22/32s higher. Treasurys were already firmer on comments from Federal Reserve Chairman Alan Greenspan earlier in the week in which he said that the economy "regained some traction" after the sluggish spring. Although the Fed is expected to raise rates at its September 21st meeting investors reasoned that the chairman's favorable outlook regarding the economy may indicate that the tightening cycle could be put on hold after that. Long positions overseas also posted profits as prices for Australian Three and Ten-year bonds were higher for the week. The British short-sterling and Euro bund contracts rallied to benefit longs in those contracts.

Short positions in the NASDAQ lost on the week as the index rallied on the combination of weaker oil prices and positive forecasts for some microchip manufacturers. Texas Instruments and Nokia led the way as the Philadelphia semiconductor index rose 7.2%, helping the NASDAQ to rally 2.7% by the end of the week. Shorts in the S&P sustained a setback as that index gained 9 points for the session. Short positions in the Tokyo Nikkei lost as that index registered a gain of 0.55%. Longs in the Australian All Ordinaries were profitable as the index rose 0.55% for the week.

Short positions in the agricultural markets were mostly mixed this week as positions in corn made profits while positions in the wheat market lost ground. News that the USDA predicted a record corn crop of 10.96 billion bushels prompted sellers to push the price of the December contract 8.75 cents lower by the close on Friday. The March contract fell 8 cents on the week. Rallies in both the Kansas City and Minneapolis wheat markets caused setbacks to short positions there. News that the spring wheat harvest is behind what analysts had estimated (62% versus 96% this time last year) added upward pressure to a market that was already trading higher due to some late-week short covering.

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com

Lastly, long positions in precious metals reported net losses for the week. Profits were made from longs in gold as that contract added $1.30 on the back of a lower U.S. dollar. Gains here were outweighed by losses from longs in the silver market. Prices for the December contract were 42.5 cents lower on COMEX by the end of the session.


















              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com